Exhibit 10.25

                              SETTLEMENT AGREEMENT

      THIS SETTLEMENT AGREEMENT ("Agreement") made effective as of September 21, 1999 by and between TransGlobal Financial Corporation ("TGF"), a Florida corporation having its principal place of business at 1800 Century Park East, Suite 600, Los Angeles, CA 90067, and Corgenix Medical Corporation ("COGX"), a Nevada corporation having its principal place of business at 12061 Tejon Street, Westminster, CO 80234.

                                    RECITALS

      A. TGF and COGX executed a Consulting Agreement dated May 22, 1998 ("Consulting Agreement").
      B. COGX has not paid the monthly retainer to TGF, as provided in the Consulting Agreement, since August 1998.
      C. TGF and COGX desire to: (i) settle and amicably resolve all claims made and which could be made by and against the other; and (ii) terminate the Consulting Agreement and any and all other agreements now existing between the parties.
      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Settlement Agreement, COGX and TGF hereby agree as follows:

1. Consulting Agreement. The Consulting Agreement is hereby terminated in all respects effective the date of this Agreement. In consideration of TGF agreeing to termination of the Consulting Agreement, COGX agrees to issue to TGF 272,727 shares of COGX Common Stock (the "Settlement Shares") (calculated as $60,000.00 divided by $0.22, which is the average of the closing prices of COGX Common Stock for the 30 trading days preceding September 1, 1999). TGF acknowledges that the Settlement Shares have not been registered and are thus restricted securities, as such term is defined in the Securities Act of 1933, as amended (the "Act"), and therefore may not be sold or otherwise transferred except pursuant to a registration statement under the Act or in a transaction qualifying for an exemption from registration under the Act.

2. Releases. COGX and TGF have executed and delivered General Releases of even date herewith (copies attached) releasing each other from all claims as described in the Releases.

3. Resignation of Alev Lewis. COGX and TGF agree that simultaneously with the execution of this Agreement, Alev Lewis will resign from the Board of Directors of COGX.

4. Past Due Consulting Fees, Promissory Note. COGX agrees to pay all of the past due consulting fees to TGF in the form of a Promissory Note ("Note") attached to this Agreement. The Note shall have a face amount of $55,000 and bear interest at the prime interest rate plus two percent (2%). The principal and interest shall be paid to TGF by COGX in 12 monthly installments, with the first payment to be made at the execution of this Agreement by both parties.

5. Short Swing Profits, Expense Reimbursement. At the execution of this Agreement, the Short Swing Profits realized by TGF from the sale of COGX common stock owned by TGF is considered paid in exchange for TGF waiving reimbursement of business expenses previously incurred by TGF in performing its duties under the Consulting Agreement on behalf of the Company plus waiver by TGF of all interest due on unpaid consulting fees.

6. Execution. Each of TGF and COGX acknowledge, agree and represent to each other that: (i) this Agreement, the General Releases, the Settlement Shares, the Note, the resignation of Alev Lewis, and the
      other   amounts   due  under  this   Agreement   (collectively   the
      "Settlement   Documents")  are  not  and  shall  not  be  deemed  or
      construed to be an admission of liability or that either TGF and COGX has rights against the other or any entity referred to in this Agreement; (ii) it has thoroughly discussed all aspects of the Settlement Documents with counsel of its choice; (iii) it has carefully read and fully understands all of the provisions of the Settlement Documents; (iv) it is voluntarily entering into the Settlement Documents; (v) in executing the Settlement Documents, it does not rely and has not relied upon any representation or warranty or statement made by the other or any of his or its agents, representatives or attorneys with regard to the subject matter, basis or affect of the Settlement Documents or otherwise, not set forth in the Settlement Documents; and (vi) none of the claims intended to be covered by the General Releases have been previously assigned, sold, transferred or hypothecated.

7. Confidentiality. COGX and TGF agree that the terms and conditions of this Agreement shall remain confidential and shall not be disclosed to any other person except as required by law or as required in connection with enforcement of the provisions of this Settlement Agreement.

8.    General.

a. Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and
      shall  be  considered  as  properly   given  or  made  if  hand
      delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address(es) appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.
b. Binding Agreement; Non-Assignability. Each of the provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and assigns of the respective parties hereto; but none of the rights or obligations attaching to any party shall be assignable.

c. Entire Agreement. This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties
      hereto  with  respect  to  the  subject  matter   hereof,   and
      supersedes any prior understandings or agreements, oral or written, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

d. Headings. The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

e. Application of Colorado Law. This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of Colorado.

f.    Counterparts.   This   Agreement   may  be  executed  in  any  number  of
      counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed facsimile maybe deemed an original.

g. Costs of Collection and Legal Fees. Each of TGF and COGX shall be liable to the other and shall pay the other immediately on demand as part of his or its obligations under this Agreement all costs and expenses of the other, including all reasonable fees and disbursements of counsel incurred in the collection or enforcement of each of his or its rights under this Agreement, through trial and all appeals.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                          CORGENIX MEDICAL CORPORATION

                           By: s/ Douglass T. Simpson
                           Douglass T. Simpson, President


                          TRANSGLOBAL FINANCIAL CORPORATION


                            By: s/Mike M. Mustafoglu
                            Mike M. Mustafoglu, President

STATE OF COLORADO)
COUNTY OF ________) SS.:

On this ____ day of August, 1999, before me personally came Douglass T. Simpson, to me personally known, who being by me duly sworn, did depose and say that he is the President of Corgenix Medical Corporation, the corporation described in, and which executed the within Instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                    ---------------------------------
                                    Notary Public

STATE OF CALIFORNIA)
COUNTY OF ________) SS.:

On this ____ day of August, 1999, before me personally came Mike M. Mustafoglu to me personally known, who being by me duly sworn, did depose and say that he is the President of TransGlobal Financial Corporation, the corporation described in, and which executed the within Instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                    ---------------------------------
                                    Notary Public

                                 GENERAL RELEASE

KNOW ALL MEN BY THESE PRESENTS:

           That TransGlobal Financial Corporation ("First Party") for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable considerations, received from or on behalf of Corgenix Medical Corporation, a Nevada corporation, and any present or former officers, directors, shareholders, employees, partners, agents, consultants and attorneys of said party (collectively "Second Party"), the receipt whereof is hereby acknowledged;

           (Wherever used herein the terms "First Party" and "Second Party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of individuals, and the successors and assigns of corporations.)

HEREBY remises, releases, acquits, satisfies and forever discharges the said Second Party, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, executions, claims and demands whatsoever, in law or in equity, which said First Party ever had, hereafter can, shall or may have, against said Second Party, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, including, but not limited to, any claims and causes of action raised or which could have been raised in connection with the matters contained in the Letter of Intent dated March 6, 1998 and the Consulting Agreement dated May 22, 1998 between the First Party and the Second Party.

      This release shall be deemed executed in and construed according to the laws of the State of Colorado.

      IN WITNESS WHEREOF, I have set my hand and seal this 21st day of September, 1999.

TRANSGLOBAL FINANCIAL CORPORATION


By:   s/Mike M. Mustafoglu
      Mike M. Mustafoglu, President

                                 GENERAL RELEASE

KNOW ALL MEN BY THESE PRESENTS:

           That Corgenix Medical Corporation ("First Party") for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable considerations, received from or on behalf of TransGlobal Financial Corporation, a Nevada corporation, and any present or former officers, directors, shareholders, employees, partners, agents, consultants and attorneys of said party (collectively "Second Party"), the receipt whereof is hereby acknowledged;

           (Wherever used herein the terms "First Party" and "Second Party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of individuals, and the successors and assigns of corporations.)

HEREBY remises, releases, acquits, satisfies and forever discharges the said Second Party, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgements, executions, claims and demands whatsoever, in law or in equity, which said First Party ever had, hereafter can, shall or may have, against said Second Party, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, including, but not limited to, any claims and causes of action raised or which could have been raised in connection with the matters contained in the Letter of Intent dated March 6, 1998 and the Consulting Agreement dated May 22, 1998 between the First Party and the Second Party.

      This release shall be deemed executed in and construed according to the laws of the State of Colorado.

      IN WITNESS WHEREOF, I have set my hand and seal this 20th day of October, 1999.

CORGENIX MEDICAL CORPORATION


By:  s/Douglass T.Simpson
     Douglass T. Simpson, President